Exhibit 10.2

ESCO CORPORATION

RESTATED INDEMNITY AGREEMENT

THIS AGREEMENT is made as of                         , 2011 by and between ESCO Corporation, an Oregon corporation (the “Company”), and                                (the “Indemnitee”), a director or officer of the Company.

RECITALS

A.  It is important to the Company to attract and retain capable persons as directors and officers.

B.  Corporate litigation subjects directors and officers to expensive litigation risks, and the availability and coverage of directors’ and officers’ liability insurance have been reduced.

C.  The 2011 Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company require indemnification of the directors and officers of the Company to the fullest extent permitted by law.  The Oregon Business Corporation Act (the “Act”) expressly provides that the indemnification provisions set forth in the Act are not exclusive and therefore permits contracts between the Company and directors and officers with respect to indemnification of directors and officers.

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1.             Services to the Company; Cooperation.  Indemnitee will serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee resigns in writing or is removed.  Indemnitee, while serving as an officer or director and following termination of such position or positions, agrees to cooperate with the Company in connection with any investigation or inquiry undertaken at the direction of the Board of Directors of the Company or any committee of the Board of Directors.

2.             Definitions.  As used in this Agreement:

(a)  “Determination” means a determination, and “Determined” means a matter which has been determined, based on the facts known at the time, by:

(i)            a majority vote of disinterested directors;

(ii)           a committee of disinterested directors designated by a majority vote of disinterested directors; or

(iii)          if there are no disinterested directors or the disinterested directors so direct, in writing by independent legal counsel selected by the Board of Directors.

(b)  “Expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals and attorneys’ fees and disbursements but does not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(c)  “Proceeding” includes any threatened, pending or completed claim, issue, matter, action, suit or proceeding, arbitration, mediation, appeal or investigation, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(d)  References to “other enterprise” include without limitation employee benefit plans and nonprofit organizations; references to “fines” include without limitation any excise tax assessed with respect to any employee benefit plan and nonprofit organizations; references to “serving at the request of the Company” include without limitation any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan or nonprofit organization, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the best interest of an employee benefit plan or nonprofit organization shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3.             Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in addition, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.             Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses shall be made under this Section 4 in respect of any Proceeding as to which Indemnitee shall have been finally adjudged by a Court to be liable to the Company, unless and only to the extent that any Court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

5.             Indemnification of Expenses of Successful Party.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify Indemnitee against all Expenses incurred in connection therewith.

6.             Additional Indemnification.

(a)  The Company agrees, as set forth in this Section 6, to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the Company’s articles of incorporation, the Company’s bylaws, the Act or the other provisions of this Agreement.   Accordingly, notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding, including a Proceeding by or in the right of the Company to procure a judgment in its favor, against all judgments, fines, amounts paid in settlement and Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding.  No indemnity shall be made under this Section 6(a) on account of Indemnitee’s conduct involving an act or omission not in good faith or intentional misconduct or a knowing violation of the law.

(b)  For purposes of Section 6(a), “to the fullest extent permitted by law” includes, but is not limited to:

(i)            to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement or the corresponding provision of any amendment to or replacement of the Act, and

(ii)           to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(c)  The Company agrees to indemnify Indemnitee for Expenses if Indemnitee is called, in connection with a Proceeding, as a non-party witness by reason of the fact that Indemnitee is or was a director or officer of the Company.

7.             Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or advance any Expenses in connection with any claim made against Indemnitee:

(a)  for which payment has been made to or on behalf of Indemnitee under any insurance policy obtained or paid for by the Company or other indemnity provision of the Company, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)  if a court finally determines that the indemnification or advancement of Expenses is not lawful;

(c)  in connection with any Proceeding (or part of any Proceeding) initiated by Indemnitee or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Company is required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iv) Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and Indemnitee is successful in whole or in part in the Proceeding; or

(d) for an accounting of profits made from the purchase and sale, or sale and purchase, by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

8.             Advances of Expenses.  The Company shall pay the Expenses incurred by Indemnitee in any Proceeding at the written request of Indemnitee, if Indemnitee:

(a)  furnishes the Company a written affirmation of the Indemnitee’s good faith belief that Indemnitee is entitled to be indemnified by the Company under this Agreement; and

(b)  furnishes the Company a written undertaking to repay the advance to the extent that it is ultimately determined, in accordance with Section 10, that Indemnitee is not entitled to be indemnified by the Company.

Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances made under this Section 8 shall be paid by the Company to Indemnitee as soon as practicable but in any event within 30 days after written request by Indemnitee to the Company pursuant to this Section 8.  The Company’s obligation to advance Expenses as provided in this Section 8 is conditioned on Indemnitee’s cooperation with investigations and inquiries, as provided in Section 1.

9.             Notification and Defense of Claim.  Not later than 30 days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect of the Proceeding is to be made against the Company under this Agreement, notify the Company of the Proceeding.  The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Company:

(a)  The Company will be entitled to participate in the Proceeding at its own expense.

(b)  Except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Indemnitee.  Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the Expenses of separate legal counsel incurred after notice from the Company of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding or (ii) the Company does not engage legal counsel to assume the defense of such Proceeding.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (i) above.

(c)  If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee, are parties to any Proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties.  Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 8 above, for the Expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

(d)  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld.  Indemnitee shall permit the Company to settle any Proceeding the defense of which it assumes, except that the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

10.           Procedure Upon Application for Indemnification.

(a)  All payments on account of the Company’s indemnification obligations under this Agreement shall be made within 60 days of Indemnitee’s written request therefor unless a Determination is made that the claims giving rise to Indemnitee’s request are excluded claims under Section 7 of this Agreement or are otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligation to pay Expenses under Section 8 of this Agreement prior to the final disposition of any claim shall be made as provided in Section 8 and the obligation shall not be subject to any Determination.

(b)  In the event the Company takes the position that Indemnitee is not entitled to indemnification in connection with a proposed settlement of any claim, Indemnitee shall have the right at Indemnitee’s own expense to undertake defense of the claim, insofar as the proceeding involves claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified Indemnitee in writing of its contention that Indemnitee is not entitled to indemnification; provided, however, that the failure to give the notice within the 10-day period shall not affect or limit the Company’s obligations with respect to any claim if the claim is subsequently determined not to be an excluded claim under Section 7 of this Agreement or otherwise to be payable under this Agreement, except to the extent that the Company is prejudiced thereby.  If it is subsequently determined in connection with the proceeding that the indemnifiable events are not excluded claims under Section 7 of this Agreement and that

Indemnitee, therefor, is entitled to be indemnified under this Agreement, the Company shall promptly indemnify Indemnitee.

(c)  Indemnitee undertakes and agrees to reimburse the Company for all Expenses, amounts paid in settlement, judgments or fines paid by the Company in connection with any claim against Indemnitee in the event and only to the extent that a determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company for the Expenses, amounts paid in settlement, judgments or fines because the claim is an excluded claim under Section 7 of this Agreement or because Indemnitee is otherwise not entitled to payment under this Agreement.

11.           Enforcement.  Indemnitee may enforce any right to indemnification or advances granted by this Agreement to Indemnitee in any Court of competent jurisdiction if (a) the Company denies the claim for indemnification or advances, in whole or in part, or (b) the Company does not dispose of the claim within 60 days of a written request for indemnification or advances.  If Indemnitee, in the enforcement action, is successful in whole or in part, Indemnitee shall be entitled to be paid also the Expenses of prosecuting the claim.  It shall be a defense to any enforcement action that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving this defense shall be on the Company.  Neither a failure of the Company to make a Determination prior to the commencement of the enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual Determination by the Company that indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.  The termination of any Proceeding by judgment, order of Court, settlement, conviction or upon a plea of nolo-contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

12.           Partial Indemnification.  If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or part of the Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee related to or arising out of any Proceeding but not, however, for the total amount, the Company shall indemnify Indemnitee for the portion of the Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

13.           Nonexclusivity and Continuity of Rights.  The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Company’s articles of incorporation, the Company’s bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office.  The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

14.           Severability.  If this Agreement or any portion of it is invalidated on any ground by any Court of competent jurisdiction, the Company shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law or arrangement.

15.           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee with respect to that matter.  Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure the rights and to enable the Company effectively to bring suit to enforce the rights.

16.           Restatement; Modification and Waiver.  This Agreement restates in its entirety and replaces the Indemnity Agreement between the Company and the Indemnitee of a prior date.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties.  No waiver of any of the provisions in this Agreement shall constitute a waiver of any other provisions of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver, unless expressly stated in any waiver.

17.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom the notice or other communication shall have been directed, (b) upon delivery if mailed by certified or registered mail with postage prepaid or (c) upon delivery if sent by overnight mail or delivery service:

(i)            If to Indemnitee, at the address indicated on the signature page of this Agreement.

(ii)           If to the Company, to

ESCO Corporation

2141 NW 25th Avenue

Portland, OR 97210

Attention:  General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

18.           Counterparts.  The parties may execute this Agreement in two counterparts, each of which shall constitute the original.

19.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the state of Oregon.

20.           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first written above.

ESCO CORPORATION		INDEMNITEE

By:
	Title:	(Signature)

Name and Address: